Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Long, Chief Financial Officer
Innovative Solutions & Support, Inc.
610-646-0350

Innovative Solutions & Support, Inc. Announces Financial Results for the Fourth Quarter and Year Ended September 30, 2008

Exton, Pa – November 19, 2008 – Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced financial results for the fourth quarter and year ended September 30, 2008.

Net sales for the fourth quarter of 2008 were $10.2 million, up 100% from $5.1 million in the fourth quarter of the previous year.  The Company reported fourth quarter 2008 net income of $7.6 million, or $0.45 per fully diluted share, which includes the receipt of a $17 million legal settlement, compared to a fourth quarter 2007 net loss of $4.0 million, or ($0.24) per fully diluted share.  Fourth quarter 2008 results also include approximately $6 million in charges associated with the suspension of production on a large, general aviation OEM contract.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. said, “This has been a transitional period for ISSC with the successful production ramp on a number of our contracts offset by the untimely suspension of a large, general aviation OEM contract.  Results in the fourth quarter reflect the financial impact of the actions we undertook based upon our assessment of the current risks associated with this customer.  During the quarter we also collected $17 million in our trade secret legal case.”

“We are entering the new fiscal year with a healthy backlog from a well-diversified customer base.  The production schedules we have been furnished provide visibility to revenues that we expect will enable us to achieve revenue growth this year.  As revenues increase, margin performance should begin to benefit from better absorption of fixed overhead.  In addition, we have a strong balance sheet with minimal debt, providing us with the resources needed to execute our growth strategy.  Retrofit demand to extend the life of existing aircraft has tended to improve in weaker economic conditions.  Consequently, we believe the current economic environment is favorable to aggressively market our new and improved Cockpit/IPTM products to each of our military, commercial air transport and general aviation markets.”

For the fourth quarter of 2008, the Company incurred a number of one-time or otherwise unusual gains and expenses.   Attached tables 3, 4, and 5 to this press release provide further details of these events and show our Adjusted Net Loss, Adjusted Diluted Loss Per Share, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Selling, General & Administrative Expenses for the quarter after excluding these unusual gains and expenses.  Among these charges were:

•        An aggregate $6.0 million charge to reflect the suspension of production on a large, general aviation OEM contract.  This charge consists of a $4.1 million increase in the allowance for doubtful accounts and a $1.9 million increase in the reserve for obsolete inventory.

•        Approximately $900,000 of costs associated with the reduction in workforce, including the Company’s September termination of its CEO.

In the tables attached to this release, financial measures are presented both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis.  The measures for Adjusted Net Loss, Adjusted Diluted Loss Per Share, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Selling, General & Administrative Expenses contained in the tables attached to this release are non-GAAP financial measures. The Company believes that the use of these non-GAAP financial measures enables the Company and its investors and potential investors to evaluate and compare the Company’s results from operations generated from its business in a more meaningful and consistent manner and provides an analysis of operating results using the same measures used by the Company’s chief operating decision makers to measure the performance of the Company. Please see the financial summary in the tables attached to this press release for the definitions of these non-GAAP financial measures and information reconciling these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Backlog

As of September 30, 2008, the Company’s released backlog was $57.3 million.

Business Outlook

Despite current uncertain global economic conditions and the loss of general aviation OEM revenues, the Company expects in Q1 2009 net sales of $9.5 - $10.5 million, diluted earnings per share in the range of $0.03-$0.06, and to generate positive operating cash flow.

The Company will be hosting a conference Thursday, November 20, 2008 at 9:30 AM local time to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-562-3654. The conference ID# is 70933827. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

Table 1 - Consolidated Balance Sheets

Table 2 - Consolidated Statements of Operations

Table 3 - Reconciliation of Fourth Quarter 2008 GAAP to Adjusted Net Income (Loss) and Diluted Earnings (Loss) Per Share

Table 4 - Reconciliation of GAAP Gross Margin to Adjusted Gross Margin

Table 5 - Reconciliation of GAAP Selling, General & Administrative Expenses to Adjusted Selling, General & Administrative Expenses

Table 1

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	As of September 30, 2008	As of September 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$35,031,932	$49,151,078
Accounts receivable, net	4,218,443	6,248,606
Inventories	9,361,257	9,363,795
Deferred income taxes	414,636	899,895
Prepaid expenses and other current assets	1,406,260	6,208,804

Total current assets	50,432,528	71,872,178

Property and Equipment:
Computers and test equipment	5,879,362	5,444,737
Corporate airplane	3,076,400	3,058,627
Furniture and office equipment	1,074,029	1,016,954
Manufacturing facility	5,576,536	5,557,048
Land	1,021,245	1,021,245
	16,627,572	16,098,611
Less- Accumulated depreciation and amortization	(7,669,226)	(6,721,274)

Net property and equipment	8,958,346	9,377,337

Deferred income taxes	—	328,060

Other assets	505,840	3,008,210

Total assets	$59,896,714	$84,585,785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	2,349,981	4,077,780
Accrued expenses	5,130,463	4,670,832
Deferred revenue	450,923	660,415

Total current liabilities	7,941,275	9,418,944

Note payable	4,335,000	4,335,000
Long-term portion of capitalized lease obligations	37,633	47,542
Deferred revenue	114,075	50,520
Deferred income taxes	414,636	—
Other liabilities	249,969
Commitments and contingencies	—	—

Shareholders’ Equity:
Preferred stock, 10,000,000 shares authorized, $.001par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2008 and 2007	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,177,024 and 18,161,172 shares issued at September 30, 2008 and 2007	18,177	18,161
Additional paid-in capital	45,767,960	44,607,993
Retained earnings	20,152,615	44,194,053
Treasury stock, at cost, 1,445,510 and 1,272,510, shares at September 30, 2008 and 2007	(19,134,626)	(18,086,428)

Total shareholders’ equity	46,804,126	70,733,779

Total liabilities and shareholders’ equity	$59,896,714	$84,585,785

Table 2

Innovative Solutions and Support, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Twelve Months Ended September 30, 2008	Twelve Months Ended September 30, 2007
Net sales:
Product	$8,655,944	$4,766,986	$25,946,917	$15,083,465
Engineering - Modification & Development	1,566,051	352,791	4,586,394	3,264,663
Total net sales	10,221,995	5,119,777	30,533,311	18,348,128

Cost of sales
Product	7,252,576	2,941,612	17,584,314	8,968,939
Engineering - Modification & Development	1,281,258	2,521,605	2,967,543	5,185,486
Total cost of sales	8,533,834	5,463,217	20,551,857	14,154,425

Gross profit	1,688,161	(343,440)	9,981,454	4,193,703

Operating expenses:
Research and development	2,565,337	1,267,880	10,304,279	5,180,360
Selling, general and administrative	8,353,481	4,715,460	22,306,016	15,840,255
Asset impairment	—	—	2,475,000	—
Total operating expenses	10,918,818	5,983,340	35,085,295	21,020,615

Operating loss	(9,230,657)	(6,326,780)	(25,103,841)	(16,826,912)

Interest income- net	222,696	651,884	1,415,732	2,886,602
Other income	17,000,000	—	17,300,000	—

Income (loss) before income taxes	7,992,039	(5,674,896)	(6,388,109)	(13,940,310)

Income tax expense (benefit)	418,318	(1,638,055)	1,509,139	(5,095,022)

Net income (loss)	$7,573,721	$(4,036,841)	$(7,897,248)	$(8,845,288)

Net income (loss) per common share:
Basic	$0.45	$(0.24)	$(0.47)	$(0.52)
Diluted	$0.45	$(0.24)	$(0.47)	$(0.52)

Weighted average shares outstanding:
Basic	16,865,036	16,888,362	16,887,049	16,865,028
Diluted	16,936,804	16,888,362	16,887,049	16,865,028

Table 3

Innovative Solutions and Support Inc.

Reconciliation of Fourth Quarter 2008 GAAP to Adjusted Net Income (Loss) and Diluted Earnings (Loss) Per Share

	Three Months Ended September 30,
	2008		2007
	Amount	Per share	Amount	Per share

Reported GAAP Net Income (Loss)	$7,573,721	$0.45	$(4,036,841)	$(0.24)

Items impacting comparability:

Legal and other expenses - Trade secret matter	306,500	0.02	2,099,906	0.12
Settlement proceeds - Trade secret matter	(17,000,000)	(1.01)
Reserve for obsolete inventory *	1,940,812	0.11	—	—
Allowance for doubtful accounts *	4,077,118	0.24	—	—
Engineering *	170,000	0.01	—	—
Reduction in force/severance costs	897,000	0.05

Adjusted Net (Loss)	$(2,034,849)	$(0.13)	$(1,936,935)	$(0.12)

* Represents charge arising from suspension of production on a large, general aviation OEM contract.

Adjusted Net Loss is defined as Net Income (Loss) before (i) legal fees and settlement proceeds relating to trade secret matter, (ii) reserve for obsolete inventory, allowance for doubtful accounts and Engineering arising from suspension of production on a large, general aviation OEM contract, and (iii) reduction in force / severance costs. Adjusted diluted earnings per share is defined as earnings per share before (i) legal fees and settlement proceeds related to trade secret, (ii) reserve for obsolete inventory, allowance for doubtful accounts and Engineering arising from suspension of production on a large, general aviation OEM contract, and (iii) reduction in force / severance costs.

Besides GAAP Net Income, these numbers do not consider the effect of taxes.

Table 4

Innovative Solutions and Support, Inc.

Reconcilation of Fourth Quarter 2008 GAAP Gross Margin to Adjusted Gross Margin

	GAAP	ADJUSTED
GAAP Net Sales	$10,221,995	$10,221,995

GAAP Cost of Sales	8,533,834	8,533,834

Less: Reserve for Obsolete Inventory*	—	(1,940,812)

Gross Profit	$1,688,161	$3,628,973

Gross Margin	16.5%	35.5%

* Represents charge arising from suspension of production on a large, general aviation OEM contract

Adjusted Gross Profit means Gross Profit before Reserve for Obsolete Inventory relating to suspension of production on a large, general aviation OEM contract. Adjusted Gross Margin means Gross Margin before Reserve for Obsolete Inventory relating to suspension of production on a large, general aviation OEM contract.

Table 5

Innovative Solutions and Support, Inc.

Reconciliation of Fourth Quarter 2008 GAAP Selling, General & Administrative Expenses to Adjusted Selling, General & Administrative Expenses

GAAP Selling, General & Administrative Expense		$8,353,481

Less:	Allowance for Doubtful Accounts *	(4,077,118)
	Legal and Other Expenses - Trade Secret Matter	(306,500)
	Reduction in force-severance costs	(897,000)

Adjusted Selling, General & Administrative Expense		$3,072,863

* Represents charge arising from suspension of production on a large, general aviation OEM contract

Adjusted Selling, General and Administrative Expenses means Selling, General and Administrative Expenses before (i) legal fees relating to trade secret matter, (ii) allowance for doubtful accounts and Engineering arising from suspension of production on a large, general aviation OEM contract, and (iii) reduction in force / severance costs

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